                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report:                             NOVEMBER 26, 2003
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Date of earliest event reported:            NOVEMBER 26, 2003
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                             PIONEER COMPANIES, INC.
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               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                     000-31230                06-1215192
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(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
       of Incorporation)                                    Identification No.)


700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS                          77002
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code        (713) 570-3200
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         In its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Pioneer Companies, Inc. ("Pioneer") disclosed certain information with respect to its chlor-alkali production for the three-month and nine-month periods ended September 30, 2003, and September 30, 2002. Following that disclosure, Pioneer has received a request to provide production information for each of the calendar quarters during 2002 and 2003.

         During each of the calendar quarters beginning on January 1, 2002, and ending on September 30, 2003, Pioneer's production of electro-chemical units ("ECU's") was as follows. An ECU consists of one ton of chlorine and 1.1 tons of caustic soda, which are produced as co-products.


                         2002                                                        2003
   -------------------------------------------------                   ----------------------------------
   1st Qtr.      2nd Qtr.      3rd Qtr.     4th Qtr.      Total        1st Qtr.     2nd Qtr.     3rd Qtr.
   --------      --------      --------     --------     -------       --------     --------     --------
   182,000       177,000       184,000      166,000      709,000       176,000      161,000      174,000

The amount of production for the first quarter of 2002 includes production at Pioneer's chlor-alkali plant in Tacoma, Washington, which was idled during the quarter, and has remained idled since that quarter.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PIONEER COMPANIES, INC.


                                        By:  /s/ Kent R. Stephenson
                                             ------------------------------
                                             Kent R. Stephenson
                                             Vice President, General Counsel
                                             and Secretary
Dated:  November 26, 2003